  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/JPMorgan Core Bond Portfolio 04/03/07 Greenwich Capital Markets "$31,175,000" "$400,000,000" $100.00 0.35% Ohio Power Company J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/04/07 Deutsche Bank "$20,900,000" "$1,500,000,000" $99.36 0.88% "Time Warner Cable, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/16/07 Lehman Government Securities "$89,900,000" "$700,000,000" $100.00 0.05% "Banco de Sabadell, S.A." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 04/24/07 Goldman Sachs and Company "$32,410,000" "$700,000,000" $99.97 1.00% Regions Financing Trust II J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/08/07 Goldman Sachs and Company "$42,290,000" "$1,750,000,000" $100.00 1.50% Goldman Sachs Capital II J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/14/07 Morgan Stanley and Company "$12,350,000" "$400,000,000" $99.85 1.00% "Nationwide Financial Services, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 05/22/07 BancAmerica Securities "$10,685,000" "$1,250,000,000" $99.64 0.40% "Residential Capital, LLC" J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/04/07 Goldman Sachs and Company "$72,900,000" "$2,000,000,000" $99.81 0.35% Countrywide Financial Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/05/07 BB&T Capital Markets "$14,945,000" "$600,000,000" $100.00 1.00% BB&T Capital Trust IV J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/05/07 Morgan Stanley and Company "$32,450,000" "$400,000,000" $100.00 0.45% Discover Financial Services J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/05/07 Citigroup Global Markets "$22,370,000" "$1,500,000,000" $99.71 0.88% Valero Energy Corp. J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/14/07 Deutsche Bank Securities "$29,500,000" "$325,000,000" $100.00 0.13% Capital One Prime Auto Receivables Trust J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/18/07 BancAmerica Securities "$43,150,000" "$500,000,000" $100.00 0.35% "UnitedHealth Group, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Core Bond Portfolio 06/19/07 Morgan Stanley and Company "$58,015,000" "$750,000,000" $100.00 0.20% Telefonica Emisiones SAU J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 05/17/07 Goldman Sachs and Company "$65,972,197" "$2,563,200,000" $10.68 0.19% "Taiwan Semiconductor Manufacturing Co., Ltd." J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 05/21/07 Credit Suisse First Boston "$18,512,100" "$1,055,812,867" $33.50 1.26% "Spirit AeroSystems Holdings, Inc." J.P. Morgan Securities Inc.

EQ/JPMorgan Value Opportunities Portfolio 06/12/07 "Lehman Brothers, Inc." "$10,019,175" "$1,001,250,000" $22.25 0.75% "Hertz Global Holdings, Inc." J.P. Morgan Securities Inc.

EQ/Long Term Bond Portfolio 06/18/07 Goldman Sachs and Company "$105,000,000" "$1,000,000,000" $99.73 1.00% Progressive Corp. Merrill Lynch

EQ/Van Kampen Emerging Markets Equity Portfolio 04/20/07 UBS Securities "$1,494,199" "$7,368,480,000 HKD" $6.80 HKD 1.00% "China Molybdenum Co., Ltd." Morgan Stanley Asia Ltd. & China International Capital Corp.

EQ/Van Kampen Emerging Markets Equity Portfolio 04/23/07 Citigroup "$6,565,203" "$28,628,906.94 HKD" $5.86 HKD 1.00% China CITIC Bank Corp. Ltd. China International Capital Corp.